NEWS RELEASE

Collins Industries, Inc.              Contact:       Kent Tyler
15 Compound Drive                                    Vice President of Marketing
Hutchinson, Kansas 67502-4349                        620-663-5551

For Immediate Release
August 3, 2005

Collins  Industries,  Inc.  Announces  Filing  of Form 10-K and  Declaration  of
Quarterly Dividend

Hutchinson,  Kan. - Collins  Industries,  Inc. (Pink Sheets:  "COLL.PK"),  today announced it has filed with the Securities and Exchange Commission its Form 10-K for the fiscal year ended October 31, 2004.  This filing reflects the results of an audit  committee  investigation  of practices and  procedures  used to record self-insured  workers'  compensation  accruals in two states. The filing revises previously  reported  2004  operating  results and  restates  Collins  financial statements  for fiscal years 2003,  2002 and years prior to 2002.  Today Collins also filed Forms 10-Q for the first two fiscal quarters of 2005.

Donald Lynn Collins,  President and CEO said,  "We appreciate the efforts of our
Directors  and our new CFO,  Cletus  Glasener,  to thoroughly  investigate  this matter."  He further  stated,  "We are pleased to return our focus to the future and to bringing quality specialty vehicles to our market place."

The Company also announced that it's Board of Directors has declared a quarterly cash  dividend  of $.04 per share for  holders of record on  September  8, 2005, payable  September 15, 2005. The ex-dividend date will be September 2, 2005. The
Company has paid a quarterly cash dividend for the past 34 consecutive quarters, exclusive of special dividends paid in 1998, 2000 and 2001.

The Board of  Directors  has  indicated it would not  immediately  take steps to re-list  Collins' common stock on the NASDAQ National Market System.  The common stock of the Company will  continue to trade on the Pink Sheets under the symbol
"COLL.PK."  The Board of Directors is reviewing the current and future  benefits and burdens of the Company's status as reporting  company under the Exchange Act of 1934, including the alternatives for the trading of its common stock.

Collins  Industries,  Inc. is a leading  manufacturer  of ambulances  (including medical attack  vehicles,  rescue vehicles and fire emergency  vehicles),  North
America's  largest  producer of Type "A" small school buses, the nation's second largest  manufacturer of terminal  trucks and a leader in the road  construction
and  industrial   sweeper  markets.   Since  1971,  the  Company  has  grown  to
approximately 1,000 employees in six plants comprising over one million combined square feet of manufacturing  space.  The Company sells its products  throughout the United States and abroad.

This press release  contains  historical and  forward-looking  information.  The forward-looking  statements  are made pursuant to the safe harbor  provisions of the Private  Securities  Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions  could be inaccurate,  and therefore,  actual results may differ materially

from those projected in the forward-looking  statements due to certain risks and uncertainties,  including,  but not  limited  to,  the  availability  of key raw materials,  components and chassis,  changes in funds budgeted by Federal, state and local  governments,  changes in competition,  various inventory risks due to changes in market conditions,  changes in product demand, substantial dependence on third  parties for product  quality,  interest  rate  fluctuations,  adequate direct  labor  pools,  development  of new  products,  changes  in tax and other governmental  rules and regulations  applicable to the Company,  reliability and timely  fulfillment  of orders and other  risks as  indicated  in the  Company's filings with the Securities and Exchange  Commission.  The Company undertakes no obligation to publicly release any revisions to any  forward-looking  statements contained  herein to reflect events or  circumstances  occurring  after the date released or to reflect the occurrence of unanticipated events.

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